PURCHASE AGREEMENT

         This Purchase Agreement ("Agreement") is made as of _________________, 2000 ("Effective Date") by and between ClubCom, Inc., located at Six Penn Center West, Suite 200, Pittsburgh, PA 15276 ("ClubCom") and InnovaCom, Inc., located at 3400 Garrett Drive, Santa Clara, CA 95054 ("InnovaCom").

                                     RECITAL

         WHEREAS, InnovaCom has completed development of its TransPEG Storage Playout Server which allows MPEG-2 audio and video streams to be broadcast over broadband communication networks ("TransPEG Storage Playout Server"); and

         WHEREAS, ClubCom desires to purchase the TransPEG Storage Playout Server (without the media storage drives which ClubCom wishes to purchase and install on its own) pursuant to the terms of this Agreement.

         NOW THEREFORE, InnovaCom and ClubCom, intending to be legally bound hereby agrees as follows:

                        ARTICLE 1. PURCHASE OF HARDWARE

                              AGREEMENT TO PURCHASE

Section 1.01. Under the terms and conditions set forth in this Agreement, ClubCom agrees to purchase from InnovaCom and InnovaCom agrees to sell to ClubCom the "Hardware" listed on the product schedule ("Product Schedule") attached hereto and incorporated herein as Exhibit A. Notwithstanding the above, ClubCom agrees to a minimum purchase commitment of fifty (55) units ("Initial Order") as set forth in the form of purchase order ("Purchase Order") attached hereto as Exhibit B. All additional Purchase Orders InnovaCom receives for its Hardware are subject to acceptance by InnovaCom.

                                  INSTALLATION

Section 1.02. (a) InnovaCom shall provide ClubCom a current installation manual with installation procedures and instructions. ClubCom shall be responsible for the installation of the Hardware in accordance with the instructions provided by InnovaCom.

     (b) ClubCom shall provide its own media storage hard drives ("ClubCom Equipment") for use with the Hardware. InnovaCom shall identify compatible sources of ClubCom Equipment but does not represent or warrant that the Hardware provided will work or function properly with the ClubCom Equipment that is defective. Any permanent adverse effect on the performance of the Hardware that results from the integration of defective ClubCom Equipment shall void the warranty and InnovaCom shall not be responsible for repair or replacement of

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such Hardware.  Notwithstanding any other provision set forth in this Agreement,
InnovaCom shall not be responsible for any warranty or maintenance of the ClubCom Equipment.

     (c) In the event of a system failure and if requested by ClubCom, the parties shall mutually ascertain and identify the cause of failure. If the cause of the system failure is related to ClubCom Equipment or any ClubCom supplied hardware components or software, all costs related to ascertaining and identifying the cause of failure and unit repair shall be the sole responsibility of ClubCom. If the cause of the system failure is related to the Product within the Warranty Period, all costs related to ascertaining and identifying the cause of failure and unit repair shall be the sole responsibility of InnovaCom.

                                WARRANTY OF TITLE

     Section 1.03. InnovaCom warrants that it has good title to the Hardware and the right to sell it to ClubCom free of any proprietary rights of any other party or any other encumbrance whatsoever.

                                LIMITED WARRANTY

     Section 1.04. InnovaCom warrants that the Hardware furnished hereunder will be new such that it will not have been sold or used by any party prior to its sale to ClubCom. The Hardware furnished hereunder is warranted to be free from defects in materials and workmanship for a warranty period of one year from the date of original shipment ("Warranty Period").

                                WARRANTY SERVICE

     Section 1.05. Except as set forth in Exhibit C, InnovaCom shall, at its own expense and option, either repair or replace Hardware, or components found to be defective, during the Warranty Period, provided that ClubCom has notified InnovaCom of such defect during the Warranty Period. In the event InnovaCom is not able to repair any defective Hardware within three (3) days of receipt of defective Hardware, InnovaCom will provide ClubCom with a replacement unit. ClubCom's sole and exclusive remedy hereunder shall be limited to the repair or replacement specified herein; provided, however, that in the event ten (10) or more units of Products from the Initial Order breach the warranty set forth in
Section 1.05 or Section 2.08, ClubCom, at its option, may terminate the remaining portion of the Initial Order for any Products which have not yet been shipped to ClubCom without any liability to InnovaCom.

                               WARRANTY CONDITIONS

     Section 1.06. THE FOREGOING WARRANTIES ARE CONTINGENT UPON THE PROPER USE OF THE HARDWARE IN ACCORDANCE WITH THE INSTRUCTIONS AND SPECIFICATIONS PUBLISHED BY INNOVACOM AND PROVIDED TO CLUBCOM AND MAY NOT APPLY TO ANY HARDWARE THAT HAS BEEN REPAIRED OR MODIFIED BY OR SUPPLIED BY PERSONS OTHER THAN INNOVACOM IF SUCH REPAIR OR MODIFICATION CAUSED THE DEFECT.

                               WARRANTY DISCLAIMER

     Section 1.07. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                      TITLE

     Section 1.08. Title to the Hardware shall pass to ClubCom on the date and time on which the items of Hardware are shipped from the InnovaCom facility.

                                  RISK OF LOSS

     Section 1.09. Prior to the date of shipment, the risk of loss to the Hardware shall be on InnovaCom. The risk of loss shall pass to ClubCom on the date of shipment.

                        ARTICLE 2. INTELLECTUAL PROPERTY
                       OWNERSHIP OF INTELLECTUAL PROPERTY

     Section 2.01. ClubCom acknowledges that InnovaCom is the owner of the copyright to the Software (as defined below). ClubCom agrees that it will not infringe or otherwise violate the rights secured by InnovaCom's rights in the copyright to the Software. Moreover, ClubCom agrees that it will not (and will not attempt to) modify, prepare derivative works of, reverse engineer, decompile, disassemble, or otherwise attempt to create source code from the Software except pursuant to Section 2.10 below. ClubCom acknowledges that no title to or ownership in the copyright to the Software is transferred to it and all applicable rights of the copyright to the Software shall remain with InnovaCom and its suppliers.

                        AGREEMENT TO LICENSE THE SOFTWARE

     Section 2.02. (a) InnovaCom, hereinafter referred to in this Article as "Licensor", agrees to grant ClubCom, and ClubCom accepts, a license to use the programs and related materials hereinafter referred to as the "Software." Software as used in this Agreement refers collectively to the TransPEG Software and the TransLOCK Software:

          (i) TransPEG Software: The TransPEG Software is an integral part of the TransPEG Storage Playout Server and is for the purpose of operation, command and control of TransPEG Server functions. The TransPEG Software consist of the following:

               (a) the "TransPEG Decoder Server-Program" which is an embedded part of the TransPEG Storage Playout Server and will be installed by the Licensor.

               (b) the "TransPEG Scheduler Server" which is an embedded part of the TransPEG Storage Playout Server and will be installed by the Licensor.

               (c) the "TransPEG Utility Program Disk" which shall be provided on a permanent memory device such as a floppy diskette for installation on a TransPEG Storage Playout Server. The utility programs contained in the TransPEG Utility Program Disk are unreleased, unwarranted and undocumented programs that are provided "as is" by the Licensor and intended for use by ClubCom as technical support utilities.

               (d) the "TransPEG Restore Disk" which shall be provided on a permanent memory device such as a CD-ROM for installation on a TransPEG Storage Playout Server for maintenance use only.

          (ii) TransLOCK Software: The TransLOCK Software is provided for the purpose of encrypting and decrypting MPEG-2 encoded video and audio streams. The TransLOCK Software consists of the following:

               (a) the "TransLOCK Decryption Program" which is a embedded part of the TransPEG Storage Playout and will be installed by the Licensor.

               (b) the "TransLOCK Encryption Program Disk" which shall be provided on a permanent memory device such as a CD-ROM for installation on a Windows NT-based PC.

     (b) The Software as used in this Agreement refers to the Licensor's present working software which will be delivered by Licensor to ClubCom with the Hardware. The Software shall also include printed materials consisting of a printed manual or set of instructions and other documentation, or all related printed documentation including manuals covering the installation, application, and use of the program and published specifications, which are attached to this Agreement as Exhibit D and incorporated herein by reference ("Documentation").

                              LIMITATION OF LICENSE

     Section 2.03. ClubCom promises and agrees that each item of the Software, including any subsequent updates provided hereunder, is furnished to ClubCom under a perpetual, non-transferable (except as set forth in Section 2.04 below) and nonexclusive license. InnovaCom acknowledges and agrees that ClubCom will be installing the Products at the locations of its customers and that ClubCom is authorized to sublicense the Software to its customers as necessary for the customer to use the Product. All copies of the Software, in whole or in part, including all updates, are the property of Licensor, and no title to or ownership of the Software, or any unmodified parts thereof is transferred under this Agreement to ClubCom. ClubCom acknowledges that Licensor retains exclusive ownership of all copyrights in the Software. For backup or archival purposes only, ClubCom may make a reasonable number of copies of the TransPEG Utility Program Disk, TransLOCK Encryption Program Disk, and TransPEG Restore Disk, so long as the Licensor's copyright notices are reproduced on such copies.

                           USE ON DESIGNATED HARDWARE

     Section 2.04. The Software licensed hereunder shall be used by ClubCom or its customers only on the Hardware or other InnovaCom products. Notwithstanding the above, ClubCom may install the TransLOCK Utility Program Disk on any Windows-NT based PC platform for purposes of encoding MPEG streams to be used with the Hardware. ClubCom agrees that it shall not use the Software in any other manner other than as provided herein without the express written consent of Licensor. ClubCom may transfer the license to the Software only pursuant to the terms of Section 3.13 or in connection with a sale of the Products to a third party.

                                 CONFIDENTIALITY

     Section 2.05. The parties hereby acknowledge that prior to the execution of this Agreement, each party disclosed ("Disclosing Party") confidential and/or proprietary information of the Disclosing Party ("Information") to the other party ("Receiving Party"). The Receiving Party agrees not to disclose such Information to any third party or use such Information for any purpose other than in connection with the exercise of the rights granted by this Agreement to the Receiving Party. Information shall not include information which: (i) is or becomes (through no improper action or inaction by the Receiving Party or any affiliate, agent, consultant or employee) generally available to the public; or
(ii) was in the Receiving Party's possession or known by the Receiving Party prior to receipt from the Disclosing Party; or (iii) was rightfully disclosed to the Receiving Party by a third party without restriction. The Receiving Party may make disclosures required by court order provided the Receiving Party promptly notifies the Disclosing Party, uses reasonable efforts to limit disclosure and to obtain confidential treatment or a protective order, and has allowed the Disclosing Party to participate in the proceeding.

                                     CHARGES

     Section 2.06. ClubCom agrees to pay a one-time initial license fee of $10,000 for the TransLOCK Software ("License Fee"). For each unit of Hardware order by ClubCom beginning with the 151st unit ordered, the price for such units will be decreased by $28.50 until such time as ClubCom has received a credit for the full amount of the License Fee. In no event does this Section or any other provision of this Agreement obligate ClubCom to purchase more than the Initial Order. All other Software is provided as part of the purchase price paid for the Hardware.

                               EXPORT RESTRICTIONS

     Section 2.07. ClubCom acknowledges that the laws and regulations of the United States restrict the export and re-export of certain commodities and technical data of United States origin. ClubCom agrees that it will not knowingly, without prior authorization if required, export or re-export the Software in any medium without the appropriate United States and foreign government licenses.

                                    WARRANTY

     Section 2.08. Licensor warrants that it has good title to the Software and the right to license its use to ClubCom free of any proprietary rights of any other party or any other encumbrance whatsoever. In addition, Licensor warrants that the Software will perform in accordance with the Documentation for a period of ninety (90) days after ClubCom's receipt of the Software. During such ninety
(90) day period, Licensor will correct all bug fixes without charge.

                               DISCLAIMER WARRANTY

     Section 2.09. THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                               SOURCE CODE ESCROW

     Section 2.10. Simultaneously with the execution of this Agreement, the parties will execute the Source Code Escrow Agreement attached hereto as Exhibit E and Licensor will be required to deposit all source code for the Software (collectively "Source Code") in escrow. In the event that ClubCom receives the Source Code (as hereinafter defined) pursuant to the terms of the Escrow Agreement, ClubCom shall have the right to modify or enhance the Source Code and distribute compiled versions of the Source Code as part of ClubCom's eNCast broadcast solution. In addition, Licensor will deposit its current list of hardware suppliers for the Hardware as part of the Source Code deposit under the Source Code Escrow Agreement and periodically update such deposit.

                                   TERMINATION

     Section 2.11. Licensor shall have the right to terminate the license granted in this Article 2 by written notice to ClubCom, upon ClubCom's breach of, or non-compliance with, any material term of this Article 2.

                               THIRD PARTY LICENSE

     Section 2.12. InnovaCom represents that it has the right under the Microsoft Distribution and Preinstallation Agreement (For System Builders Only), to install the Windows NT software in the Hardware, assign a license to ClubCom to use the Windows NT Software, and that each Hardware pre-installed with Windows NT software shall be accompanied by a "Certificate of Authenticity". InnovaCom hereby assigns ClubCom a license to use the Windows NT Software and the provisions of Section 2.03 shall apply to such license.

                                    SURVIVAL

     Section 2.13. This Article 2 shall survive the termination of this Agreement.

                    ARTICLE 3. GENERAL TERMS AND CONDITIONS

                                  APPLICABILITY

     Section 3.01. The general terms and conditions contained in this Article shall apply to any Hardware sold and Software licensed (hereinafter collectively referred to as "Products") pursuant to this Agreement.

                               PAYMENT AND CREDIT

     Section 3.02. (a) The unit price for each item of the Product shall be set forth in the Purchase Schedule. ClubCom Agrees to pay a deposit equal to 20% of the Purchase Order at the time of order. InnovaCom acknowledges that ClubCom has already paid a good faith deposit of $30,000 toward the Initial Order prior to the execution of this Agreement, and ClubCom agrees to pay an additional deposit of $62,205 at the time of the Initial Order. The parties agree that InnovaCom shall apply the deposit on a pro-rata basis toward the corresponding Purchase Order.

     (b) Unless otherwise agreed to in writing, InnovaCom will invoice
ClubCom upon shipment of the Products and payment is due, net 30 days, provided that open invoices do not exceed $50,000 at any time and provided that the deposit will be automatically deducted from the invoice in accordance Section 3.02(a). Outstanding balances over $50,000 and beyond 30 days are due immediately.

                                      TAXES

     Section 3.03. All of the prices and license fees provided for by this Agreement are exclusive of all federal, state, municipal, or other political subdivision excise, sales, use, property, occupational, or like taxes now in force or enacted in the future and are, therefore, subject to any such taxes InnovaCom may be required to collect or pay upon the sale or delivery of the Products purchased or licensed hereunder, except for taxes assessed on the basis of InnovaCom's income.

                         TERMS OF DELIVERY AND SHIPMENT

     Section 3.04. (a) InnovaCom shall deliver the Products to ClubCom in accordance with the delivery schedule set forth in the Purchase Order. If conditions arise which prevent compliance with the Delivery Schedules, InnovaCom, shall not be liable for any damage or penalty for delay in delivery, or for failure to give notice of delay, and such delay shall not constitute grounds for cancellation, providing shipment occurs within 30 days of the originally scheduled ship date. If shipment does not occur within thirty (30) days of the originally scheduled ship date, ClubCom, at its option, may terminate all or any remaining portion of the order without any liability to InnovaCom. In no event, will InnovaCom be liable for damages or penalties associated with late delivery whether real, perceived, consequential, or inconsequential, for any reason within or outside of its control.

     (b) All Products shall be shipped F.O.B.-collect from InnovaCom's facility in Sunnyvale, California. In the absence of specific instructions, InnovaCom shall select the carrier, but the carrier shall not be construed to be an agent of InnovaCom. InnovaCom reserves the right to make partial shipments.

                             INSURANCE ON SHIPMENTS

     Section 3.05. Unless otherwise provided by ClubCom, the standard carriers "All Risk" transit insurance coverage will be in effect for all Products shipped F.O.B.-collect to ClubCom. That insurance coverage shall begin when the Products are tendered by InnovaCom to the carrier and shall terminate upon ClubCom's receipt of the Products.

                                SECURITY INTEREST

     Section 3.06. ClubCom hereby grants InnovaCom a security interest in the Products to secure full payment therefor. ClubCom agrees that upon InnovaCom's request, it will execute and deliver to InnovaCom a financing statement and other documents evidencing this security interest satisfactory for filing with the appropriate authorities. ClubCom hereby agrees that it shall not encumber or otherwise grant other security interest in the Product until ClubCom has paid the purchase price for the Product.

                       DEFENSE AGAINST INFRINGEMENT CLAIMS

     Section 3.07. (a) ClubCom agrees to notify InnovaCom within fifteen (15) days of any action or claim alleging that the Software violate any trade secret, trademark, copyright, patent, or other proprietary rights of any other party, and further agrees to cooperate with InnovaCom in the investigation and resolution of any such actions or claims.

     (b) If InnovaCom is so notified, InnovaCom shall defend ClubCom against any and all such actions or claims at its expense and shall pay any costs and damages awarded therein; provided that InnovaCom shall have sole control over the defense of any such action and all negotiations for its settlement or compromise.

     (c) Subject to the limitations in Section 3.10 of this Agreement, InnovaCom shall indemnify and hold ClubCom harmless from any liability for damage, costs, or other loss incurred by ClubCom in connection with any such claim set forth in Section 3.07(a).

     (d) InnovaCom shall not indemnify ClubCom against any claim, costs, or liability based on ClubCom's modification or conversion of the Software and/or the subsequent use of that modification or conversion. InnovaCom shall not have any liability to ClubCom if the infringement or violation, or the claim thereof, is based upon the use of Products in combination with other equipment or software not made by InnovaCom.

     (e) At any time during the course of any litigation arising out of a claim of infringement of a United States patent or copyright or other proprietary right, or, if in InnovaCom's opinion, the Software is likely to become the subject of a claim of infringement of a United States patent or copyright or other proprietary right, InnovaCom shall, at its option and expense, either procure for ClubCom the right to continue using the Software, replace or modify the same so that it becomes noninfringing, or remove the Product containing the

Software and refund to ClubCom twice the amount of the unit purchase price for the Product for each Product removed.

                                   TERMINATION

     Section 3.08. (a) This Agreement shall remain in effect until terminated in accordance with the provisions of this Section. If either party breaches any provision of this Agreement at any time, the other party will have the right to terminate this Agreement, provided that such party notifies the other party in writing of such breach, gives the breaching party 30 days to cure such breach (assuming the breach can be cured), and the breach is not cured to the other party's reasonable satisfaction within such 30 day period.

     (b) Either party may terminate this Agreement immediately upon written notice to the other party in the event of the filing of a petition for bankruptcy by the other party or by a third party against such party or if such party shall be declared bankrupt or otherwise shall make any general arrangement with its creditors similar to the actions in a bankruptcy filing.

         (c) The provisions of Article II and Sections 1.03, 1.04, 1.05, 1.06, 1.07, 3.07, 3.08, 3.09, 3.10, 3.12, 3.17, 3.18, and 3.19 shall survive any termination or expiration of this Agreement for any reason.

                             LIMITATION OF REMEDIES

     Section 3.09. ClubCom agrees that the sole remedies for the breach of any of the warranties contained in this Agreement and the sole remedies for InnovaCom's liability of any kind with respect to the Products provided pursuant to this Agreement shall be limited to the remedies provided in this Agreement. ClubCom further agrees that in no event shall InnovaCom's liability to ClubCom for damages of any nature exceed the purchase price paid for the unit of Product in which liability results therefrom.

                              CONSEQUENTIAL DAMAGES

     Section 3.10. EACH PARTY AGREES THAT THE OTHER PARTY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, OR CONSEQUENTIAL DAMAGES OR FOR THE LOSS OF PROFIT, REVENUE, OR DATA ARISING OUT OF THE SUBJECT MATTER OF THIS AGREEMENT EVEN IF SUCH PARTY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE.

                                 OTHER PRODUCTS

     Section 3.11. ClubCom agrees that InnovaCom shall have no responsibility for any hardware, software, or other items, or any services provided by any persons other than InnovaCom.

                                     NOTICE

     Section 3.12. Unless otherwise provided in this Agreement, all notices required by this Agreement will be given in writing to the other party and delivered by registered mail, overnight mail, or facsimile. Notices will be effective when received as indicated by the registered mail or other receipt. All notices will be given by one party to the other at its address stated on the first page of this Agreement unless a change thereof previously has been given to the party giving the notice.

                             ASSIGNMENT OF CONTRACT

     Section 3.13. This Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Neither party may transfer, sublicense or otherwise assign this Agreement or any of its rights or obligations hereunder without the other party's prior written consent, which consent will not be unreasonably withheld.

                                   AMENDMENTS

     Section 3.14. ClubCom and InnovaCom agree that this Agreement shall be modified only by a written agreement duly executed by persons authorized to execute agreements on behalf of ClubCom and InnovaCom. The parties further agree that the terms, conditions, and prices contained in this Agreement shall prevail notwithstanding any variations or additional terms on any orders or other notifications submitted by ClubCom.

                                    NONWAIVER

     Section 3.15. ClubCom and InnovaCom agree that no failure to exercise, and no delay in exercising any right, power, or privilege under this Agreement on the part of either party shall operate as a waiver of any right, power, or privilege hereunder. ClubCom and InnovaCom further agree that no single or partial exercise of any right, power, or privilege hereunder shall preclude further exercise thereof.

                                  SEVERABILITY

     Section 3.16. If any part of this Agreement shall be adjudged invalid by any court of competent jurisdiction, that judgment shall not affect or nullify the remainder of this Agreement and its effect shall be confined to the part immediately involved in the controversy adjudged.

                                  GOVERNING LAW

     Section 3.17. This Agreement shall be deemed to have been made in, and shall be construed pursuant to, the laws of the State of California.

                                 FORUM SELECTION

     Section 3.18. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction of the state and federal courts sitting in the State of Colorado, and the parties consent to the personal and exclusive jurisdiction of these courts.

                                ENTIRE AGREEMENT

Section 3.19. InnovaCom and ClubCom acknowledge and agree that this Agreement and the exhibits are the complete and exclusive statement of the mutual understanding of the parties and that this Agreement supersedes and cancels all previous written and oral agreements and communications relating to the subject matter of this Agreement. This Agreement may be executed in two (2) counterparts, including by facsimile, each of which when so executed shall be deemed to be an original and both of which when taken together shall constitute one and the same Agreement.

                            EFFECT OF PURCHASE ORDER

Section 3.20. In the event of any conflict between this Agreement and the terms and conditions of any purchase order or similar document pursuant to which ClubCom entered into this agreement, the terms and conditions of this Agreement shall control.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officer and representative as of the date first above written.

                                                   InnovaCom, Inc.

                                                   ----------------------------

                                       By:


                                                   Name:


                                                   ClubCom, Inc.

                                                   ----------------------------

                                       By:


                                                   Name: